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                                                                 EXHIBIT 23




                     Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Brown Group, Inc. of our report dated March 2, 1994, included in the 1993 Annual Report to Stockholders of Brown Group, Inc.

Our audits also included the financial statement schedules listed in
Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules, referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statement Form S-8 Number 2-58347 as amended through Post Effective Amendment Number 6 dated January 25, 1983, pertaining to the Stock Purchase Plan of 1977, and Registration Statement Form S-8 Number 33-22328 dated June 6, 1988, pertaining to the Employee Stock Appreciation Plans, as Amended, and Registration Statement Form S-3 Number 33-21477 dated April 26, 1988, and related Prospectus of our report dated March 2, 1994, with respect to the consolidated financial statements and schedules of Brown Group, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended January 29, 1994.



St. Louis, Missouri                         Ernst & Young /s/
April 21, 1994
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